UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 9, 2006, Amir Hochbaum, Senior Vice President, Research, Development and Operations of Vyyo Inc. (the “Registrant”), notified the Registrant the he was resigning effective December 31, 2006.  Mr. Hochbaum was employed at the Registrant’s Israeli facilities.  The Registrant filed a Form 8-K Current Report announcing Mr. Hochbaum’s resignation on November 16, 2006.

Xtend Networks Ltd., a wholly-owned subsidiary of the Registrant, entered into a Separation Agreement and Release (the “Separation Agreement”) with Mr. Hochbaum effective as of March 8, 2007 (the “Effective Date”).  The Separation Agreement provides that as of March 9, 2007 (the “Termination Date”) the Registrant will pay to Mr. Hochbaum his accrued but unpaid vacation pay (for 11.14 days) and Employee Recreation Pay in the amount of 2,005 NIS (New Israeli Shekels).  In addition, the Registrant will transfer to Mr. Hochbaum the ownership of his Manager Insurance policies and Continuous Education Funds in accordance with Israeli law.

As of the Termination Date, Mr. Hochbaum will hold 81,250 vested options which may be exercised through June 8, 2007.  All remaining outstanding but unvested options will terminate as of such date.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)   The information set forth above under Item 1.01 with respect to Mr. Hochbaum’s Separation Agreement is incorporated herein by reference.

Item 9.01.              Exhibits.

Item 9.01(d)

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Release with Amir Hochbaum effective as of March 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: March 9, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Release with Amir Hochbaum effective as of March 8, 2007.